UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2011

Marathon Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 San Felipe Road, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

Marathon Oil Corporation (NYSE: MRO) (“Marathon”) previously announced that its Board of Directors has approved moving forward with plans to separate its downstream business into an independent, publicly traded company, generally through a spin-off that is expected to be completed in accordance with a separation and distribution agreement between Marathon and Marathon Petroleum Corporation (“MPC”), a wholly owned subsidiary of Marathon that will hold Marathon’s downstream operations at the time of the spin-off. On January 25, 2011, MPC filed a registration statement on Form 10 under the Securities Exchange Act of 1934, as amended, relating to the common stock of MPC that is expected to be distributed by Marathon to its stockholders in the spin-off. The registration statement has not been declared effective by the SEC and is subject to completion.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2011		MARATHON OIL CORPORATION

	By:	/s/ Janet F. Clark
Janet F. Clark
Executive Vice President and Chief Financial Officer